EXHIBIT 4.2

FORM OF WARRANT


NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.


               VOID AFTER 5:00 P.M. EASTERN TIME  MARCH 26, 2006

                     EXERCISABLE COMMENCING MARCH 26, 2003

                               WARRANT CERTIFICATE

                               FOR THE PURCHASE OF
                         1,000,000  SHARES OF COMMON STOCK

                                       OF

                              THE PROJECT GROUP, INC.


1.     Warrant.
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     THIS  CERTIFIES  THAT,  in  consideration  of  services  and other good and valuable consideration, duly paid by or on behalf of Timothy J. Connolly (the "Holder"), as registered owner of this warrant certificate (Warrant), Holder is entitled, at any time or from time to time at or after March 26, 2003 ("Exercise Date"), and at or before 5:00 p.m., Eastern Time on March 26, 2006 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 500,000 shares of Common Stock of the Company, $.001 par value per share ("Common Stock"). During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. The term "Exercise Price" shall mean $.11 per share. The term "Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.     Exercise.
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     2.1     Exercise  Form.  In  order  to  exercise this Warrant, the exercise
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form  attached  hereto  must be duly executed and completed and delivered to the
Company on or before 5:00 p.m. Eastern Time on any business day on or prior to the Expiration Date.

     2.2     Legend.  Each  certificate  for  Securities  purchased  under  this
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Warrant  shall  bear  a  legend  as  follows,  unless  such Securities have been registered  under  the  Securities  Act  of  1933,  as  amended  ("Act"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR APPLICABLE STATE LAW. THE
SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH SALE AND TRANSFER."

     2.3     Exercise  Right.
             ---------------


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     2.3.1     Exercise  in Full.  The holder of this Warrant may exercise it in
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full  by  surrendering  this  Warrant,  with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment, in cash, by wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock subject to this Warrant by the Exercise Price.

     2.3.2     Partial  Exercise.  This  Warrant  may  be  exercised  in part by
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surrender  of  this  Warrant  in  the  manner  and at the place provided in this
Section 2.3 for the amount obtained by multiplying (a) the number of shares of Common Stock the holder of this Warrant chooses to purchase as shall be designated by the holder in the subscription at the end hereof by (b) the Exercise Price. On any such partial exercise, subject to the provisions of
Section 2 hereof, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining subject to this Warrant after the exercise contemplated herein.

     2.3.3     Company  Acknowledgment.  The  Company  will,  at the time of the
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exercise,  exchange  or transfer of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder or transferee any rights (including, without limitation, any right to registration of the Shares) to which such holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder or transferee any such rights.


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     2.3.4     Delivery  of  Stock  Certificates, Etc., on Exercise.  As soon as
               ----------------------------------------------------
practicable after the exercise of this Warrant in full or in part, and in any event within 5 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable Shares to which such holder shall be entitled on such exercise.

     2.3.5      Limitations.  Notwithstanding  anything  to the contrary in this
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Warrant, in no event shall the Holder purchase that number of Shares, which when added to the sum of the number of shares beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the 1934 ACT)), by the Investor, would exceed 9.99% of the number of Shares outstanding on the exercise date for such, as determined in accordance with Rule 13d-1(j) under the 1934 Act.


3.     New  Warrants  to  be  Issued.
       -----------------------------

     3.1     Partial  Exercise  or  Transfer.  this  Warrant may be exercised or
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assigned in whole or in part.  In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

     3.2     Lost  Certificate.  Upon  receipt  by  the  Company  of  evidence
             -----------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

4.     Adjustments
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     4.1     Adjustments
             -----------

If the Company shall pay a dividend in shares of its Common Shares, subdivide (split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he or she would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted.

     4.2     Changes  in  Form  of  Warrant.  This  form  of Warrant need not be
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changed  because  of  any  change  pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.


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     4.3     Fractional  Interests.  The  Company shall not be required to issue
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certificates  representing fractions of shares of Common Stock upon the exercise of this Warrant, but shall make a cash payment for any fractional shares based on the market price of the Common Stock on the date of exercise, which shall be the closing sale price on the principal exchange on which the Common Stock is traded; or if not traded on any exchange, then the representative closing bid price on the OTCBB.

     5.     Reservation and Listing.  The Company shall at all times reserve and
            -----------------------
keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company (i) has the requisite corporate power and authority to execute and deliver this Warrant and to incur the obligations herein and (ii) has been authorized by all necessary corporate action to execute and deliver this Warrant. In the event that there are not a sufficient number of authorized shares to issue upon conversion of the Warrant by the Holder, the Company shall undertake to increase the number of authorized shares and shall issue to the Holder 2 1/2% of the aggregate amount of shares of this Warrant in the form of Common Stock, per 30 day period, that the Company does not have a sufficient number of shares outstanding. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

6.     Certain  Notice  Requirements.
       -----------------------------

     6.1     Holder's  Right  to  Receive  Notice.  Nothing  herein  shall  be
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construed  as  conferring  upon  the  Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 6.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

     6.2     Events  Requiring  Notice.
             -------------------------

             The  Company shall be required to give the notice described in this
Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

6.3     Notice  of  Change in Exercise Price.  The Company shall, promptly after
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an  event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.


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     6.4     Transmittal  of Notices.  All notices, requests, consents and other
             -----------------------
communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

     7. Registration Rights.   If the Company, at any time, proposes to register
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any  of  its  securities  for sale for its own account or for the account of any other person (other than a registration relating to the sale of securities to employees or consultants of the Company pursuant to a stock option, stock purchase or similar plan) the Company shall give written notice to the Holder thirty days prior to filing such registration statement. Holder shall have the right at any time, to include the shares underlying this Warrant (Warrant Shares) as part of any registration of securities filed by the Company or initiated by the Holder. Holder shall also have demand registration rights to register the shares underlying this Warrant if Holder is willing to bear the costs of such registration statement on Form S-8 or Form SB-2.

8.     Miscellaneous.
       -------------

     8.1     Headings.  The  headings  contained herein are for the sole purpose
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of  convenience  of  reference,  and  shall  not  in any way limit or affect the meaning  or  interpretation  of  any of the terms or provisions of this Warrant.

8.2     Entire  Agreement.  This Warrant (together with the other agreements and
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documents  being  delivered  pursuant  to  or  in  connection with this Warrant)
constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     8.3     Binding  Effect.  This Warrant shall inure solely to the benefit of
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and  shall  be  binding  upon,  the  Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     8.4     Governing  Law;  Submission  to  Jurisdiction.  The  parties hereby
             ---------------------------------------------
irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and of any action for injunctive or other equitable relief) within the State of Texas. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards. The law applicable to the arbitration and this agreement shall be that of the State of Texas, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.


     IN  WITNESS WHEREOF, the Company has caused this Warrant to be dated by its
duly  authorized  officer  as  of  the  26th day  of  March   2003.

THE PROJECT GROUP, INC.

By:  /s/ Craig Crawford
President

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     Form  to  be  used  to  exercise  Warrant:


          EXERCISE  NOTICE

Global  Boulevard  International  Inc
1770  St.  James  Place
Houston,  TX  77056

Date:  ___________


     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase 500,000 shares of Common Stock of Global Boulevard International, Inc. and hereby makes payment of $____________ (at the rate of $.001 per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.



     ______________________________________
Signature


Payment  is  hereby  made  in:


______  cash
______  check  or  money  order
______  wire  transfer


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